Exhibit (c)(viii)

April

Projections

2

Project Ranger
Base Case
Historical and Projected Balance Sheet

Base Case
(FYE April 30; $  in millions)

	Actual FYE 4/30
				Actual	Estimated	Adjustments
	1998	1999	2000	1/31/01	4/30/01	-	+

ASSETS

Current Assets:

Cash & Marketable Securities	$118.8	$23.0	$52.6	$84.3	$87.9	$0.0	$0.0

Accounts Receivable	140.8	146.3	129.8	116.5	118.0	0.0	0.0

Inventories	108.5	108.0	85.0	78.4	85.0	0.0	0.0

Prepaid Expenses	9.4	9.6	6.2	8.9	6.2	0.0	0.0

Deferred Income Taxes	19.1	21.5	13.7	13.6	13.7	0.0	0.0

Total Current Assets	396.5	308.3	287.2	301.7	310.8

Noncurrent Assets:

Net PPE	79.2	76.7	70.1	62.6	62.9	0.0	0.0

Deferred Income Tax Benefit	30.8	31.8	36.7	35.8	35.8	0.0	0.0

Net Assets of Discontinued Operations	0.0	0.0	12.9	3.2	0.0	0.0	0.0

Other Assets	13.2	16.1	20.2	17.0	17.0	0.0	0.0

Transaction Costs	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Goodwill	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Total Noncurrent Assets	123.2	124.6	139.9	118.6	115.8

TOTAL ASSETS	$519.7	$432.8	$427.1	$420.3	$426.6	$0.0	$0.0

Project Ranger
Base Case
Historical and Projected Balance Sheet

Base Case
(FYE April 30; $  in millions)

		Projected FYE 4/30

	Closing	2002	2003	2004	2005	2006

ASSETS

Current Assets:

Cash & Marketable Securities	$87.9	$102.3	$122.7	$151.2	$182.1	$215.7

Accounts Receivable	118.0	119.5	121.0	122.5	124.0	125.5

Inventories	85.0	86.5	88.0	89.5	91.0	92.5

Prepaid Expenses	6.2	6.2	6.2	6.2	6.2	6.2

Deferred Income Taxes	13.7	13.7	13.7	13.7	13.7	13.7

Total Current Assets	310.8	328.1	351.6	383.1	417.0	453.5

Noncurrent Assets:

Net PPE	62.9	63.1	63.6	62.3	61.0	59.7

Deferred Income Tax Benefit	35.8	35.8	35.8	35.8	35.8	35.8

Net Assets of Discontinued Operations	0.0	0.0	0.0	0.0	0.0	0.0

Other Assets	17.0	17.0	17.0	17.0	17.0	17.0

Transaction Costs	0.0	0.0	0.0	0.0	0.0	0.0

Goodwill	0.0	0.0	0.0	0.0	0.0	0.0

Total Noncurrent Assets	115.8	116.0	116.4	115.2	113.9	112.6

TOTAL ASSETS	$426.6	$444.1	$468.1	$498.3	$530.9	$566.1

Project Ranger
Base Case
Historical and Projected Balance Sheet

Base Case
(FYE April 30; $  in millions)

	Actual FYE 4/30
				Actual	Estimated	Adjustments
	1998	1999	2000	1/31/01	4/30/01	-	+

LIABILITIES & EQUITY

Current Liabilities:

Accounts Payable	$49.1	$46.4	$40.1	$36.2	$39.4	$0.0	$0.0

Accrued Expenses	28.0	29.5	26.7	27.3	26.7	0.0	0.0

Income Taxes Payable	20.7	23.8	6.3	7.1	6.3	0.0	0.0

Dividends Payable	2.5	1.9	1.9	1.9	1.9	0.0	0.0

Total Current Liabilities	100.3	101.6	75.1	72.5	74.3

Contingent Liability	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Long-term Debt:

Credit Facility	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Term Loan A	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Term Loan B	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Notes payable to banks	7.2	5.4	6.0	1.0	1.0	0.0	0.0

Insurance Policy Note	0.0	0.0	16.9	11.7	10.4	0.0	0.0

NE Thing Acquisition	1.5	1.3	1.1	0.0	0.0	0.0	0.0

Borrowed by Int’l Companies	0.2	0.1	0.0	0.0	0.0	0.0	0.0

Retirement & Deferred Compensation	111.1	115.2	115.3	116.8	116.8	0.0	0.0

Senior Subordinated Notes	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Other Long-Term Debt	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Total Long-term Debt	120.0	121.9	139.3	129.5	128.1

TOTAL LIABILITIES	220.3	223.5	214.4	202.0	202.4

Net Worth:

Equity — Common	24.1	24.5	24.5	24.5	24.5	0.0	0.0

— Preferred	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Retained Earnings	474.5	491.7	501.1	519.3	525.1	0.0	0.0

Accumulated other comprehensive loss	(33.7)	(36.3)	(42.4)	(51.1)	(51.1)	0.0	0.0

Treasury Stock	(165.5)	(270.5)	(270.5)	(274.3)	(274.3)	0.0	0.0

Total Net Worth	299.4	209.4	212.8	218.4	224.2

TOTAL LIABILITIES & EQUITY	$519.7	$432.9	$427.1	$420.3	$426.6	$0.0	$0.0

Project Ranger
Base Case
Historical and Projected Balance Sheet

Base Case
(FYE April 30; $  in millions)

		Projected FYE 4/30

	Closing	2002	2003	2004	2005	2006

LIABILITIES & EQUITY

Current Liabilities:

Accounts Payable	$39.4	$39.4	$39.4	$39.4	$39.4	$39.4

Accrued Expenses	26.7	26.7	26.7	26.7	26.7	26.7

Income Taxes Payable	6.3	6.3	6.3	6.3	6.3	6.3

Dividends Payable	1.9	1.9	1.9	1.9	1.9	1.9

Total Current Liabilities	74.3	74.3	74.3	74.3	74.3	74.3

Contingent Liability	0.0	0.0	0.0	0.0	0.0	0.0

Long-term Debt:

Credit Facility	0.0	0.0	0.0	0.0	0.0	0.0

Term Loan A	0.0	0.0	0.0	0.0	0.0	0.0

Term Loan B	0.0	0.0	0.0	0.0	0.0	0.0

Notes payable to banks	1.0	0.0	0.0	0.0	0.0	0.0

Insurance Policy Note	10.4	3.5	0.0	0.0	0.0	0.0

NE Thing Acquisition	0.0	0.0	0.0	0.0	0.0	0.0

Borrowed by Int’l Companies	0.0	0.0	0.0	0.0	0.0	0.0

Retirement & Deferred Compensation	116.8	116.8	116.8	116.8	116.8	116.8

Senior Subordinated Notes	0.0	0.0	0.0	0.0	0.0	0.0

Other Long-Term Debt	0.0	0.0	0.0	0.0	0.0	0.0

Total Long-term Debt	128.1	120.3	116.8	116.8	116.8	116.8

TOTAL LIABILITIES	202.4	194.6	191.1	191.1	191.1	191.1

Net Worth:

Equity — Common	24.5	24.5	24.5	24.5	24.5	24.5

— Preferred	0.0	0.0	0.0	0.0	0.0	0.0

Retained Earnings	525.1	550.4	577.9	608.1	640.7	675.9

Accumulated other comprehensive loss	(51.1)	(51.1)	(51.1)	(51.1)	(51.1)	(51.1)

Treasury Stock	(274.3)	(274.3)	(274.3)	(274.3)	(274.3)	(274.3)

Total Net Worth	224.2	249.5	277.0	307.2	339.8	375.0

TOTAL LIABILITIES & EQUITY	$426.6	$444.1	$468.1	$498.3	$530.9	$566.1

Project Ranger
Base Case
Historical and Projected Income Statement

Base Case
(FYE April 30; $ in millions)

	Actual FYE 4/30				Projected FYE 4/30
				Estimated
	1998	1999	2000	2001	2002	2003	2004	2005	2006

Net Sales	$784.1	$786.7	$728.2	$646.1	$650.7	$673.2	$701.6	$725.2	$751.4

Cost of Sales	412.3	420.6	375.1	241.8	247.9	261.8	275.1	287.7	301.5

Gross Margin (Profit)	371.8	366.1	353.1	404.4	402.8	411.4	426.6	437.5	449.8

Marketing and Administrative Expense	305.0	303.6	300.3	341.4	347.1	353.7	366.0	374.4	384.0

EBITDA	66.7	62.6	52.8	63.0	55.7	57.7	60.6	63.1	65.8

Depreciation & Amortization	15.0	14.1	15.0	13.9	14.0	14.1	14.2	14.6	15.2

Operating Income (pre-transaction)	51.7	48.5	37.8	49.1	41.7	43.6	46.4	48.4	50.7

Transaction Cost Amort.	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Operating Income	51.7	48.5	37.8	49.1	41.7	43.6	46.4	48.4	50.7

Gain on Sale of Land	0.0	0.0	0.0	3.1	0.0	0.0	0.0	0.0	0.0

Gain on Sale of Subsidiaries	11.0	0.0	0.0	5.1	0.0	0.0	0.0	0.0	0.0

Interest & other income	(2.3)	(1.5)	(0.6)	3.9	5.7	6.7	8.2	10.0	11.9

Interest Expense:

Credit Facility				0.0	0.0	0.0	0.0	0.0	0.0

Term Loan A				0.0	0.0	0.0	0.0	0.0	0.0

Term Loan B				0.0	0.0	0.0	0.0	0.0	0.0

Notes payable to banks				0.0	0.0	0.0	0.0	0.0	0.0

Insurance Policy Note				4.6	0.5	0.1	0.0	0.0	0.0

NE Thing Acquisition				0.0	0.0	0.0	0.0	0.0	0.0

Borrowed by Int’l Companies				0.0	0.0	0.0	0.0	0.0	0.0

Total Interest Expense	0.4	2.7	5.6	4.7	0.6	0.1	0.0	0.0	0.0

Gain (Loss) on Assets Sales	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Net Income from Cont. Ops. before Taxes	60.0	44.3	31.6	56.5	46.8	50.2	54.6	58.4	62.6

Provision for Income Taxes	24.3	19.9	11.6	20.9	17.3	18.6	20.2	21.6	23.2

Net Income from continuing ops.	$35.7	$24.4	$20.1	$35.6	$29.5	$31.6	$34.4	$36.8	$39.4

Total Discontinued Operations	0.0	0.0	(4.2)	(4.2)	0.0	0.0	0.0	0.0	0.0

Net Income	35.7	24.4	15.9	31.4	29.5	31.6	34.4	36.8	39.4

Fully Diluted Shares Outstanding	7.2	5.7	5.4	5.3	5.3	5.3	5.3	5.3	5.3

Fully Diluted EPS from Cont. Ops.	$4.97	$4.27	$3.72	$6.67	$5.56	$5.96	$6.49	$6.93	$7.43

Fully Diluted EPS	$4.97	$4.27	$2.94	$5.89	$5.56	$5.96	$6.49	$6.93	$7.43

Note:	FY2001 excludes discontinued operations for the entire year.

Project Ranger
Base Case
Projected Cash Flows Summary

Base Case
(FYE April 30; $ in millions)

	Projected FYE 4/30

	2002	2003	2004	2005	2006

Net Income from continuing ops.	$29.5	$31.6	$34.4	$36.8	$39.4

Non-Cash Adjustments:

Depreciation & Amortization	14.0	14.1	14.2	14.6	15.2

Transaction Cost Amort.	0.0	0.0	0.0	0.0	0.0

New Goodwill Amortization	0.0	0.0	0.0	0.0	0.0

Provision for Losses on Accounts Receivable	0.0	0.0	0.0	0.0	0.0

Deferred income taxes	0.0	0.0	0.0	0.0	0.0

Gain on Sale of Land	0.0	0.0	0.0	0.0	0.0

Gain on Sale of Subsidiaries	0.0	0.0	0.0	0.0	0.0

Other Non-cash Items	0.0	0.0	0.0	0.0	0.0

Funds from Operations	43.5	45.7	48.6	51.4	54.6

Working Capital Source (Use):

Accounts Receivable	($1.5)	($1.5)	($1.5)	($1.5)	($1.5)

Inventories	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)

Due from Affiliated Companies	0.0	0.0	0.0	0.0	0.0

Prepaid Expenses	0.0	0.0	0.0	0.0	0.0

Deferred Income Taxes	0.0	0.0	0.0	0.0	0.0

Accounts Payable	0.0	0.0	0.0	0.0	0.0

Accrued Expenses	0.0	0.0	0.0	0.0	0.0

Income Taxes Payable	0.0	0.0	0.0	0.0	0.0

Dividends Payable	0.0	0.0	0.0	0.0	0.0

Other Liabilities	0.0	0.0	0.0	0.0	0.0

(Increase) in Net Working Capital	(3.0)	(3.0)	(3.0)	(3.0)	(3.0)

Cash flow from Discontinued Operations	0.0	0.0	0.0	0.0	0.0

Cash from Operations	40.5	42.7	45.6	48.4	51.6

Proceeds from Discontinued Operations	0.0	0.0	0.0	0.0	0.0

Net purchases of marketable securities	0.0	0.0	0.0	0.0	0.0

Sales of property, plant and equipment	0.0	0.0	0.0	0.0	0.0

Capital Expenditures	12.2	12.6	12.9	13.4	13.8

Payment of Contingent Liability	0.0	0.0	0.0	0.0	0.0

Acquisitions	2.0	2.0	0.0	0.0	0.0

Proceeds from financings	0.0	0.0	0.0	0.0	0.0

Purchase of treasury stock	0.0	0.0	0.0	0.0	0.0

Net effect of translation on cash	0.0	0.0	0.0	0.0	0.0

Cash Available for Debt Repayment	$22.1	$24.0	$28.5	$30.9	$33.6

Project Ranger
Base Case
Projected Debt Repayment Schedule

Base Case
(FYE April 30; $ in millions)

	Projected FYE 4/30

	2002	2003	2004	2005	2006

Cash Available for Debt Repayment	$22.1	$24.0	$28.5	$30.9	$33.6

Asset-Backed Addition to Revolver	0.0	0.0	0.0	0.0	0.0

Cash For Retirement of Term Loan A	22.1	24.0	28.5	30.9	33.6

Term Loan A Mandatory Repayment	0.0	0.0	0.0	0.0	0.0

Term Loan A Retired	0.0	0.0	0.0	0.0	0.0

Cash For Retirement of Term Loan B	22.1	24.0	28.5	30.9	33.6

Term Loan B Mandatory Repayment	0.0	0.0	0.0	0.0	0.0

Term Loan B Retired	0.0	0.0	0.0	0.0	0.0

Cash For Retirement of Notes payable to banks	22.1	24.0	28.5	30.9	33.6

Notes payable to banks Mandatory Repayment	(1.0)	0.0	0.0	0.0	0.0

Notes payable to banks Retired	(1.0)	0.0	0.0	0.0	0.0

Cash For Retirement of Insurance Policy Note	21.2	24.0	28.5	30.9	33.6

Insurance Policy Note Mandatory Repayment	(6.9)	(3.5)	0.0	0.0	0.0

Insurance Policy Note Retired	(6.9)	(3.5)	0.0	0.0	0.0

Cash For Retirement of NE Thing Acquisition	14.3	20.5	28.5	30.9	33.6

NE Thing Acquisition Mandatory Repayment	0.0	0.0	0.0	0.0	0.0

NE Thing Acquisition Retired	0.0	0.0	0.0	0.0	0.0

Cash For Retirement of Borrowed by Int’l Companies	14.3	20.5	28.5	30.9	33.6

Borrowed by Int’l Companies Mandatory Repayment	0.0	0.0	0.0	0.0	0.0

Borrowed by Int’l Companies Retired	0.0	0.0	0.0	0.0	0.0

Cash For Retirement of Credit Facility	14.3	20.5	28.5	30.9	33.6

Credit Facility Retired	0.0	0.0	0.0	0.0	0.0

Credit Facility Addition	0.0	0.0	0.0	0.0	0.0

Additions to Cash	$14.3	$20.5	$28.5	$30.9	$33.6

Project Ranger

Consolidated
Segment Build-Up
Historical and Projected Income Statement

Base Case
(FYE April 30; $ in millions)

				9 months	3 months	12 months
	Historical			ended	ended	ended	Projected

	1998	1999	2000	1/31/01	4/30/01	4/30/01	2002	2003	2004	2005	2006

Sales

Domestic	$331.8	$363.8	$386.8	$297.3	$93.2	$390.5	$408.1	$435.1	$458.6	$484.9	$513.2

International	313.8	310.7	287.3	193.6	62.0	255.6	242.6	238.1	243.1	240.3	238.2

Total	645.5	674.4	674.1	491.0	155.2	646.1	650.7	673.2	701.6	725.2	751.4

Cost of Sales

Domestic	139.1	158.4	170.8	136.6	36.7	173.3	181.5	195.7	207.4	220.8	235.3

International	62.7	64.6	59.9	40.4	13.6	53.9	51.6	50.9	52.1	51.8	51.6

Total	201.8	223.0	230.8	177.0	50.3	227.3	233.1	246.6	259.5	272.6	286.9

Gross Margin Profit

Domestic	192.7	205.4	216.0	160.7	56.4	217.2	226.6	239.4	251.2	264.1	277.8

International	251.0	246.0	227.4	153.3	48.5	201.7	191.0	187.2	191.0	188.5	186.6

Total	443.7	451.4	443.4	314.0	104.9	418.9	417.6	426.6	442.1	452.6	464.4

Marketing Expense

Domestic	170.7	176.2	179.3	134.3	46.1	180.5	189.5	198.0	206.1	216.5	227.6

International	203.3	205.4	185.9	122.1	38.8	160.9	157.6	155.7	159.8	157.9	156.4

Total	374.0	381.6	365.1	256.4	84.9	341.4	347.1	353.7	366.0	374.4	384.0

Operating Income

Domestic	22.0	29.1	36.7	26.4	10.3	36.7	37.2	41.4	45.0	47.6	50.3

International	47.8	40.6	41.5	31.2	9.7	40.8	33.4	31.5	31.2	30.6	30.1

Corporate Expense						(14.4)	(14.9)	(15.3)	(15.8)	(15.8)	(15.8)

International Expenses						(14.0)	(14.0)	(14.0)	(14.0)	(14.0)	(14.0)

Total Operating Income	$69.8	$69.8	$78.2	$57.6	$20.0	$49.1	$41.7	$43.6	$46.4	$48.4	$50.7

Project Ranger

Consolidated
Segment Build-Up
Historical and Projected Income Statement

Base Case
(FYE April 30)

				9 months	3 months	12 months
	Historical			ended	ended	ended	Projected

	1998	1999	2000	1/31/01	4/30/01	4/30/01	2002	2003	2004	2005	2006

Revenue Growth:

Domestic		9.6%	6.3%			1.0%	4.5%	6.6%	5.4%	5.7%	5.8%

International		(1.0%)	(7.5%)			(11.0%)	(5.1%)	(1.8%)	2.1%	(1.1%)	(0.9%)

Total		4.5%	(0.0%)			(4.2%)	0.7%	3.5%	4.2%	3.4%	3.6%

Margins:

Cost of Sales % of Revenue:

Domestic	41.9%	43.5%	44.2%	45.9%	39.4%	44.4%	44.5%	45.0%	45.2%	45.5%	45.9%

International	20.0%	20.8%	20.9%	20.8%	21.9%	21.1%	21.3%	21.4%	21.4%	21.5%	21.7%

Total	31.3%	33.1%	34.2%	36.0%	32.4%	35.2%	35.8%	36.6%	37.0%	37.6%	38.2%

Gross Margin:

Domestic	58.1%	56.5%	55.8%	54.1%	60.6%	55.6%	55.5%	55.0%	54.8%	54.5%	54.1%

International	80.0%	79.2%	79.1%	79.2%	78.1%	78.9%	78.7%	78.6%	78.6%	78.5%	78.3%

Total	68.7%	66.9%	65.8%	64.0%	67.6%	64.8%	64.2%	63.4%	63.0%	62.4%	61.8%

Marketing Expense % of Revenue:

Domestic	51.5%	48.4%	46.3%	45.2%	49.5%	46.2%	46.4%	45.5%	45.0%	44.7%	44.3%

International	64.8%	66.1%	64.7%	63.1%	62.6%	62.9%	65.0%	65.4%	65.7%	65.7%	65.7%

Total	57.9%	56.6%	54.2%	52.2%	54.7%	52.8%	53.3%	52.5%	52.2%	51.6%	51.1%

Operating Income % of Revenue:

Domestic	6.6%	8.0%	9.5%	8.9%	11.1%	9.4%	9.1%	9.5%	9.8%	9.8%	9.8%

International	15.2%	13.1%	14.5%	16.1%	15.6%	16.0%	13.8%	13.2%	12.8%	12.7%	12.7%

Total	10.8%	10.3%	11.6%	11.7%	12.9%	7.6%	6.4%	6.5%	6.6%	6.7%	6.7%

Project Ranger

Chemical — Domestic
Historical and Projected Income Statement

(FYE April 30; $ in millions)

				9 months	3 months	12 months
	Historical			ended	ended	ended	Projected

	1998	1999	2000	1/31/01	4/30/01	4/30/01	2002	2003	2004	2005	2006

Sales	$161.6	$164.8	$166.8	$129.0	$38.6	$167.6	$173.9	$179.6	$186.1	$192.7	$199.6

Cost of Sales	46.8	47.8	48.9	37.3	11.9	49.1	51.0	52.7	54.6	56.5	58.5

Gross Profit	114.8	117.0	117.9	91.7	26.7	118.4	122.9	127.0	131.5	136.2	141.1

Marketing & Administrative Expense	102.1	102.5	103.5	77.6	23.5	101.1	104.1	107.5	111.4	115.4	119.5

Operating Income	$12.7	$14.5	$14.4	$14.1	$3.2	$17.3	$18.8	$19.4	$20.1	$20.85	$21.59

Revenue Growth		2.0%	1.2%			0.5%	3.8%	3.3%	3.6%	3.6%	3.6%

Cost of Sales % of Revenue	28.9%	29.0%	29.3%	28.9%	30.7%	29.3%	29.3%	29.3%	29.3%	29.3%	29.3%

Gross Margin	71.1%	71.0%	70.7%	71.1%	69.3%	70.7%	70.7%	70.7%	70.7%	70.7%	70.7%

Marketing Expense % of Revenue	63.2%	62.2%	62.0%	60.2%	60.9%	60.3%	59.9%	59.9%	59.9%	59.9%	59.9%

Operating Income % of Revenue	7.9%	8.8%	8.6%	10.9%	8.4%	10.3%	10.8%	10.8%	10.8%	10.8%	10.8%

Project Ranger

Plumbmaster — Domestic
Historical and Projected Income Statement

(FYE April 30; $ in millions)

				9 months	3 months	12 months
	Historical			ended	ended	ended	Projected

	1998	1999	2000	1/31/01	4/30/01	4/30/01	2002	2003	2004	2005	2006

Sales	$99.6	$115.7	$118.5	$83.9	$27.6	$111.4	$116.2	$121.6	$127.6	$133.5	$139.7

Cost of Sales	60.7	72.0	71.3	53.0	14.0	67.0	69.9	73.2	76.8	80.3	84.0

Gross Profit	38.8	43.7	47.2	30.9	13.5	44.4	46.3	48.5	50.9	53.2	55.7

Marketing & Administrative Expense	36.2	38.4	37.0	25.1	11.2	36.3	39.4	40.0	40.7	42.6	44.5

Operating Income	$2.6	$5.4	$10.2	$5.8	$2.3	$8.1	$6.9	$8.4	$10.2	$10.6	$11.1

Revenue Growth		16.2%	2.4%			(5.9%)	4.3%	4.6%	4.9%	4.6%	4.6%

Cost of Sales % of Revenue	61.0%	62.2%	60.2%	63.2%	51.0%	60.2%	60.2%	60.2%	60.2%	60.2%	60.2%

Gross Margin	39.0%	37.8%	39.8%	36.8%	49.0%	39.8%	39.8%	39.8%	39.8%	39.8%	39.8%

Marketing Expense % of Revenue	36.4%	33.2%	31.2%	29.9%	40.6%	32.6%	33.9%	32.9%	31.9%	31.9%	31.9%

Operating Income % of Revenue	2.6%	4.6%	8.6%	6.9%	8.4%	7.3%	5.9%	6.9%	8.0%	8.0%	8.0%

Project Ranger

Partsmaster — Domestic
Historical and Projected Income Statement

(FYE April 30; $ in millions)

				9 months	3 months	12 months
	Historical			ended	ended	ended	Projected

	1998	1999	2000	1/31/01	4/30/01	4/30/01	2002	2003	2004	2005	2006

Sales	$35.5	$39.5	$44.0	$32.0	$11.1	$43.1	$45.2	$47.5	$49.8	$52.2	$54.8

Cost of Sales	10.9	13.0	14.6	11.3	3.0	14.3	15.0	15.7	16.5	17.3	18.2

Gross Profit	24.7	26.5	29.4	20.7	8.1	28.8	30.2	31.7	33.3	34.9	36.6

Marketing & Administrative Expense	19.1	20.8	22.1	16.5	6.6	23.1	24.0	25.1	26.4	27.7	29.0

Operating Income	$5.6	$5.7	$7.3	$4.2	$1.5	$5.7	$6.3	$6.6	$6.9	$7.2	$7.6

Revenue Growth		11.2%	11.2%			(1.9%)	4.9%	4.9%	4.9%	4.9%	4.9%

Cost of Sales % of Revenue	30.6%	32.9%	33.2%	35.2%	27.3%	33.2%	33.2%	33.2%	33.2%	33.2%	33.2%

Gross Margin	69.4%	67.1%	66.8%	64.8%	72.7%	66.8%	66.8%	66.8%	66.8%	66.8%	66.8%

Marketing Expense % of Revenue	53.7%	52.5%	50.2%	51.6%	59.4%	53.6%	53.0%	53.0%	53.0%	53.0%	53.0%

Operating Income % of Revenue	15.7%	14.5%	16.6%	13.1%	13.3%	13.2%	13.9%	13.9%	13.9%	13.9%	13.9%

Project Ranger

Landmark — Domestic
Historical and Projected Income Statement

(FYE April 30; $ in millions)

				9 months	3 months	12 months
	Historical			ended	ended	ended	Projected

	1998	1999	2000	1/31/01	4/30/01	4/30/01	2002	2003	2004	2005	2006

Sales	$20.8	$28.3	$35.1	$33.6	$10.4	$44.0	$44.7	$54.2	$58.0	$63.7	$70.0

Cost of Sales	11.5	15.9	22.1	23.4	4.4	27.7	28.2	34.1	36.5	40.1	44.1

Gross Profit	9.3	12.4	13.0	10.2	6.1	16.3	16.5	20.1	21.5	23.6	25.9

Marketing & Administrative Expense	9.8	10.4	11.8	9.0	5.3	14.3	14.7	17.0	18.1	19.9	21.9

Operating Income	($0.5)	$2.0	$1.2	$1.2	$0.8	$2.0	$1.8	$3.1	$3.4	$3.7	$4.1

Revenue Growth		36.0%	24.0%			25.4%	1.6%	21.2%	7.0%	9.9%	9.9%

Cost of Sales % of Revenue	55.4%	56.2%	63.0%	69.6%	41.8%	63.0%	63.0%	63.0%	63.0%	63.0%	63.0%

Gross Margin	44.6%	43.8%	37.0%	30.4%	58.2%	37.0%	37.0%	37.0%	37.0%	37.0%	37.0%

Marketing Expense % of Revenue	47.1%	36.8%	33.6%	26.7%	50.8%	32.4%	32.9%	31.4%	31.2%	31.2%	31.2%

Operating Income % of Revenue	(2.5%)	7.0%	3.4%	3.7%	7.4%	4.6%	4.1%	5.7%	5.8%	5.8%	5.8%

Project Ranger

RPG — Domestic
Historical and Projected Income Statement

(FYE April 30; $ in millions)

				9 months	3 months	12 months
	Historical			ended	ended	ended	Projected

	1998	1999	2000	1/31/01	4/30/01	4/30/01	2002	2003	2004	2005	2006

Sales	$14.2	$15.5	$22.5	$18.9	$5.5	$24.4	$28.1	$32.3	$37.1	$42.7	$49.1

Cost of Sales	9.1	9.7	14.0	11.7	3.5	15.2	17.4	20.1	23.1	26.5	30.5

Gross Profit	5.1	5.7	8.5	7.2	2.0	9.2	10.6	12.2	14.0	16.2	18.6

Marketing & Administrative Expense	3.5	4.2	5.0	6.1	(0.5)	5.7	7.3	8.3	9.6	11.0	12.7

Operating Income	$1.6	$1.6	$3.6	$1.1	$2.5	$3.6	$3.4	$3.9	$4.5	$5.1	$5.9

Revenue Growth		8.9%	45.3%			8.4%	15.0%	15.0%	15.0%	15.0%	15.0%

Cost of Sales % of Revenue	64.2%	62.9%	62.2%	62.0%	62.8%	62.2%	62.2%	62.2%	62.2%	62.2%	62.2%

Gross Margin	35.8%	37.1%	37.8%	38.0%	37.2%	37.8%	37.8%	37.8%	37.8%	37.8%	37.8%

Marketing Expense % of Revenue	24.6%	26.9%	22.0%	32.5%	(8.3%)	23.3%	25.8%	25.8%	25.8%	25.8%	25.8%

Operating Income % of Revenue	11.2%	10.2%	15.8%	5.6%	45.5%	14.6%	12.0%	12.0%	12.0%	12.0%	12.0%

Project Ranger

Western Europe
Historical and Projected Income Statement

(FYE April 30; $ in millions)

				9 months	3 months	12 months
	Historical			ended	ended	ended	Projected

	1998	1999	2000	11/30/00	2/28/01	2/28/01	2002	2003	2004	2005	2006

Sales	$216.7	$218.9	$199.7	$124.1	$40.8	$164.9	$148.4	$139.5	$139.5	$132.1	$125.0

Cost of Sales	40.4	42.2	38.8	23.9	8.2	32.0	28.8	27.1	27.1	25.7	24.3

Gross Profit	176.3	176.7	160.9	100.2	32.6	132.8	119.6	112.4	112.4	106.4	100.7

Marketing & Administrative Expense	142.5	147.6	133.3	79.6	26.4	106.0	98.8	92.9	92.9	87.9	83.2

Operating Income	$33.8	$29.1	$27.5	$20.6	$6.2	$26.9	$20.8	$19.5	$19.5	$18.5	$17.5

Revenue Growth		1.0%	(8.8%)			(17.4%)	(10.0%)	(6.0%)	0.0%	(5.3%)	(5.3%)

Cost of Sales % of Revenue	18.6%	19.3%	19.4%	19.2%	20.0%	19.4%	19.4%	19.4%	19.4%	19.4%	19.4%

Gross Margin	81.4%	80.7%	80.6%	80.8%	80.0%	80.6%	80.6%	80.6%	80.6%	80.6%	80.6%

Marketing Expense % of Revenue	65.7%	67.4%	66.8%	64.2%	64.7%	64.3%	66.6%	66.6%	66.6%	66.6%	66.6%

Operating Income % of Revenue	15.6%	13.3%	13.8%	16.6%	15.3%	16.3%	14.0%	14.0%	14.0%	14.0%	14.0%

Project Ranger

Eastern Europe
Historical and Projected Income Statement

(FYE April 30; $ in millions)

				9 months	3 months	12 months
	Historical			ended	ended	ended	Projected

	1998	1999	2000	11/30/00	2/28/01	2/28/01	2002	2003	2004	2005	2006

Sales	$28.1	$31.5	$27.3	$20.1	$6.7	$26.8	$27.3	$28.4	$29.6	$30.6	$31.6

Cost of Sales	5.8	7.2	6.3	4.7	1.5	6.2	6.3	6.5	6.8	7.0	7.3

Gross Profit	22.3	24.3	21.0	15.5	5.2	20.6	21.1	21.9	22.8	23.5	24.3

Marketing & Administrative Expense	13.4	15.1	13.7	9.8	3.8	13.6	14.8	16.2	17.4	18.0	18.6

Operating Income	$8.9	$9.3	$7.3	$5.7	$1.3	$7.0	$6.3	$5.7	$5.3	$5.5	$5.7

Revenue Growth		12.4%	(13.5%)			(1.8%)	2.0%	4.0%	4.0%	3.3%	3.3%

Cost of Sales % of Revenue	20.6%	22.9%	23.0%	23.1%	22.7%	23.0%	23.0%	23.0%	23.0%	23.0%	23.0%

Gross Margin	79.4%	77.1%	77.0%	76.9%	77.3%	77.0%	77.0%	77.0%	77.0%	77.0%	77.0%

Marketing Expense % of Revenue	47.7%	47.8%	50.2%	48.6%	57.2%	50.8%	54.0%	57.0%	59.0%	59.0%	59.0%

Operating Income % of Revenue	31.7%	29.3%	26.8%	28.3%	20.1%	26.2%	23.0%	20.0%	18.0%	18.0%	18.0%

Project Ranger

Latin America
Historical and Projected Income Statement

(FYE April 30; $ in millions)

				9 months	3 months	12 months
	Historical			ended	ended	ended	Projected

	1998	1999	2000	11/31/00	2/28/01	2/28/01	2002	2003	2004	2005	2006

Sales	$39.4	$36.8	$33.4	$27.7	$7.3	$35.0	$36.8	$38.6	$40.5	$42.5	$44.7

Cost of Sales	9.8	9.5	8.4	7.0	1.8	8.8	9.2	9.7	10.2	10.7	11.2

Gross Profit	29.6	27.2	25.0	20.7	5.5	26.2	27.5	28.9	30.4	31.9	33.5

Marketing & Administrative Expense	25.4	24.9	22.4	18.7	4.7	23.4	25.0	26.2	27.5	28.9	30.3

Operating Income	$4.2	$2.3	$2.6	$2.0	$0.8	$2.8	$2.6	$2.7	$2.8	$3.0	$3.1

Revenue Growth		(6.6%)	(9.2%)			4.9%	5.0%	5.0%	5.0%	5.0%	5.0%

Cost of Sales % of Revenue	24.8%	25.9%	25.1%	25.3%	24.3%	25.1%	25.1%	25.1%	25.1%	25.1%	25.1%

Gross Margin	75.2%	74.1%	74.9%	74.7%	75.7%	74.9%	74.9%	74.9%	74.9%	74.9%	74.9%

Marketing Expense % of Revenue	64.5%	67.8%	67.2%	67.5%	64.5%	66.9%	67.9%	67.9%	67.9%	67.9%	67.9%

Operating Income % of Revenue	10.7%	6.3%	7.7%	7.2%	11.2%	8.0%	7.0%	7.0%	7.0%	7.0%	7.0%

Project Ranger

Asia
Historical and Projected Income Statement

(FYE April 30; $ in millions)

				9 months	3 months	12 months
	Historical			ended	ended	ended			Projected

	1998	1999	2000	11/31/00	2/28/01	2/28/01	2002	2003	2004	2005	2006

Sales	$29.6	$23.5	$27.0	$21.7	$7.2	$28.9	$30.1	$31.6	$33.5	$35.2	$36.9

Cost of Sales	6.7	5.7	6.5	4.8	2.1	6.9	7.2	7.6	8.0	8.4	8.8

Gross Profit	22.8	17.8	20.5	16.9	5.1	22.0	22.9	24.0	25.5	26.8	28.1

Marketing & Administrative Expense	22.0	17.8	16.4	14.0	3.9	17.9	19.1	20.4	22.0	23.1	24.3

Operating Income	$0.8	($0.0)	$4.1	$2.9	$1.3	$4.1	$3.8	$3.6	$3.5	$3.6	$3.8

Revenue Growth		(20.6%)	14.9%			7.2%	4.0%	5.0%	6.0%	5.0%	5.0%

Cost of Sales % of Revenue	22.8%	24.2%	23.9%	22.2%	29.0%	23.9%	23.9%	23.9%	23.9%	23.9%	23.9%

Gross Margin	77.2%	75.8%	76.1%	77.8%	71.0%	76.1%	76.1%	76.1%	76.1%	76.1%	76.1%

Marketing Expense % of Revenue	74.4%	75.9%	60.8%	64.5%	53.6%	61.8%	63.6%	64.7%	65.7%	65.7%	65.7%

Operating Income % of Revenue	2.8%	(0.0%)	15.3%	13.3%	17.4%	14.3%	12.5%	11.4%	10.4%	10.4%	10.4%